RealPage Reports Q4 and Full Year 2011 Financial Results

-- 2011 Q4 Non-GAAP revenue increases 31.9% to $71.3 million

-- 2011 Q4 adjusted EBITDA increases 41.4% to $15.6 million

-- 2011 Q4 Non-GAAP earnings per share increases 42.9% to $0.10 per diluted share

CARROLLTON, Texas, Feb. 16, 2012 /PRNewswire/ -- RealPage, Inc. (Nasdaq: RP), a leading provider of on-demand software and software-enabled services to the rental housing industry, today announced financial results for its fourth quarter and year ended December 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20110912/DA66533LOGO)

Steve Winn, Chairman and CEO of RealPage, said, "2011 was another great year for RealPage. We invested in acquisitions important to our go forward strategy, continued investments in our sales force, increased market share through the addition of 1.2 million new rental housing units using one or more of our on demand solutions, and increased our annual customer value 32%. Compared to 2010, these accomplishments culminated in Non-GAAP revenue growth of 37%, Adjusted EBITDA growth near 60% and cash flow from operations growing near 78%. I am proud of our execution and financial performance."

Fourth Quarter 2011 Financial Highlights

  Non-GAAP total revenue was $71.3 million, an increase of 31.9% year-over-year;
  Non-GAAP on demand revenue was $66.9 million, an increase of 35.7% year-over-year;
  Adjusted EBITDA was $15.6 million, an increase of 41.4% year-over-year;
  Non-GAAP net income was $7.2 million, or $0.10 per diluted share, a year-over-year increase of 58.2% and 42.9%, respectively;
  GAAP net income attributable to common stockholders was $0.2 million, or $0.00 per diluted share, a year-over-year increase of 229.6% and 0.0%, respectively; and
  Net cash provided by operating activities was $19.5 million, an increase of 50.8% year-over-year.

Full Year 2011 Financial Highlights

  Non-GAAP total revenue was $258.7 million, an increase of 37.4% year-over-year;
  Non-GAAP on demand revenue was $240.1 million, an increase of 41.5% year-over-year;
  Adjusted EBITDA was $56.5 million, an increase of 59.9% year-over-year;
  Non-GAAP net income was $25.5 million, or $0.36 per diluted share, a year-over-year increase of 112.7% and 80.0%, respectively;
  GAAP net loss attributable to common stockholders was $1.2 million, or $0.02 per diluted share, a year-over-year decrease of 57.2% and 71.4%, respectively; and
  Net cash provided by operating activities was $49.2 million, an increase of 77.8% year-over-year.

Financial Outlook

RealPage management expects to achieve the following results during its first quarter ended March 31, 2012:

  Non-GAAP total revenue is expected to be in the range of $73.0 million to $74.0 million;
  Adjusted EBITDA is expected to be in the range of $16.0 million to $16.5 million;
  Non-GAAP net income is expected to be in the range of $7.4 million to $7.7 million, or $0.10 per diluted share;
  Tax rate of approximately 40.0%; and
  Weighted average shares outstanding of approximately 73.8 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2012:

  Non-GAAP total revenue is expected to be in the range of $320.0 million to $330.0 million;
  Adjusted EBITDA is expected to be in the range of $71.5 million to $75.0 million;
  Non-GAAP net income is expected to be in the range of $33.9 million to $36.0 million, or $0.46 to $0.49 per diluted share;
  Tax rate of approximately 40.0%;
  Full year weighted average shares outstanding of approximately 74.1 million; and
  Capital expenditures of $15.0 million to $17.0 million.

Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of deferred revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules. In addition, the above statements also include the impact of acquisitions and exclude any impact resulting from the Yardi Systems litigation. Actual results may differ materially. Please reference the information under the caption "Non-GAAP Financial Measures" as part of this press release.

Conference Call and Webcast

The Company will host a conference call today at 5:00 p.m. EST to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 51564376, until February 25, 2012.

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as "Software-as-a-Service" or "SaaS") products and services to apartment communities and single family rentals across the United States. Its on demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, senior living and military housing properties; LeaseStar™ multichannel managed marketing that enables owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community's exposure to risk and liability; OpsTechnology® spend management systems that help owners manage and control operating expenses; and Compliance Depot™ vendor management and qualification services to assist a community in managing its compliance vendor program. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. RealPage's MyNewPlace® subsidiary is one of the largest lead generation apartment and home rental websites, offering apartment owners and managers qualified, prospective residents through subscription, pay-per-lead and LeaseMatch pay-per-lease programs. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results of operations, growth, expenditures, tax rates, outstanding shares and potential benefits of completed acquisitions. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.'s pricing policies or those of its competitors; (g) litigation; and (h) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC"), including RealPage's Form 10-Q previously filed with the SEC on November 8, 2011. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi Systems litigation, acquisition-related deferred revenue adjustments, and acquisition related expenses (including any purchase accounting adjustments). Reconciliation tables comparing GAAP financial measures to non-GAAP financial measures are included at the end of this release.

We define Adjusted EBITDA as net (loss) income plus acquisition-related deferred revenue adjustment, depreciation and asset impairment, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to the Yardi Systems litigation and acquisition-related expense.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expense and any impact related to the Yardi Systems litigation, from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2011 and 2010
(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
On demand	$ 66,695	$ 49,285	$ 239,436	$ 169,678
On premise	1,536	2,126	6,581	8,545
Professional and other	2,910	2,648	11,962	10,051
Total revenue	71,141	54,059	257,979	188,274
Cost of revenue(1)	27,639	22,449	105,717	79,044
Gross profit	43,502	31,610	152,262	109,230
Operating expense:
Product development(1)	12,478	10,491	44,561	36,922
Sales and marketing(1)	18,931	11,900	63,923	37,693
General and administrative(1)	10,778	8,098	41,968	28,328
Total operating expense	42,187	30,489	150,452	102,943
Operating income	1,315	1,121	1,810	6,287
Interest expense and other, net	(669)	(752)	(3,251)	(5,501)
Net income (loss) before income taxes	646	369	(1,441)	786
Income tax expense (benefit)	405	555	(210)	719
Net income (loss)	$ 241	$ (186)	$ (1,231)	$ 67

Net income (loss) attributable to common
stockholders
Basic	$ 241	$ (186)	$ (1,231)	$ (2,877)
Diluted	$ 241	$ (186)	$ (1,231)	$ (2,877)
Net loss per share attributable
to common stockholders
Basic	$ 0.00	$ 0.00	$ (0.02)	$ (0.07)
Diluted	$ 0.00	$ 0.00	$ (0.02)	$ (0.07)
Weighted average shares used in
computing net loss per share
attributable to common stockholders
Basic	69,632	63,059	68,480	39,737
Diluted	72,287	63,059	68,480	39,737

(1) Includes stock-based compensation	Three Months Ended		Twelve Months Ended
expense as follows:	December 31,		December 31,
	2011	2010	2011	2010
Cost of revenue	$ 586	$ 226	$ 1,655	$ 633
Product development	1,251	904	4,594	2,568
Sales and marketing	3,224	1,952	12,017	2,493
General and administrative	1,327	513	4,352	1,646
	$ 6,388	$ 3,595	$ 22,618	$ 7,340

Consolidated Balance Sheets
At December 31, 2011 and 2010
(unaudited, in thousands except share data)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 51,273	$ 118,010
Restricted cash	19,098	15,346
Accounts receivable, less allowance for doubtful accounts of $979 and $1,370 at
December 31, 2011 and 2010, respectively	43,883	29,577
Deferred tax asset, net of valuation allowance	272	1,529
Other current assets	10,232	6,060
Total current assets	124,758	170,522
Property, equipment and software, net	27,974	24,515
Goodwill	129,292	73,885
Identified intangible assets, net	112,308	54,361
Deferred tax asset, net of valuation allowance	2,539	17,322
Other assets	3,194	2,187
Total assets	$ 400,065	$ 342,792
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 12,218	$ 4,787
Accrued expenses and other current liabilities	25,816	15,436
Current portion of deferred revenue	57,325	47,717
Current portion of long-term debt	-	10,781
Customer deposits held in restricted accounts	19,017	15,253
Total current liabilities	114,376	93,974
Deferred revenue	8,693	7,947
Long-term debt, less current portion	50,312	55,258
Other long-term liabilities	3,803	13,029
Total liabilities	177,184	170,208
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized and zero shares
December 31, 2011 and 2010, respectively	-	-
Common stock, $0.001 par value per share: 125,000,000 shares authorized,
73,115,779 and 68,703,366 shares issued and 72,701,571 and 68,490,277 shares
outstanding at December 31, 2011 and 2010, respectively	73	69
Additional paid-in capital	316,964	263,219
Treasury stock, at cost: 414,208 and 213,089 shares at December 31, 2011	(3,138)	(958)
and 2010, respectively
Accumulated deficit	(90,961)	(89,730)
Accumulated other comprehensive loss	(57)	(16)
Total stockholders' equity	222,881	172,584
Total liabilities and stockholders' equity	$ 400,065	$ 342,792

Condensed Consolidated Statements of Cash Flows
For the Three and Twelve Months Ended December 31, 2011 and 2010
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$ 241	$ (186)	$ (1,231)	$ 67
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	7,689	6,100	29,147	20,956
Deferred tax expense (benefit)	1,954	77	524	(85)
Stock-based compensation	6,388	3,595	22,618	7,340
Excess tax benefit from stock options	161	(161)	161	(161)
Loss on sale of assets	-	-	398	57
Impairment of assets	-	33	-	33
Acquisition-related contingent consideration	(512)	(31)	(410)	8
Changes in assets and liabilities, net of assets acquired
and liabilities assumed in business combinations:	3,606	3,522	(1,981)	(525)

Net cash provided by operating activities	19,527	12,949	49,226	27,690
Cash flows from investing activities:
Purchases of property, equipment and software	(5,365)	(4,751)	(16,147)	(12,178)
Acquisition of businesses, net of cash acquired	(3,414)	(54,710)	(91,231)	(71,941)
Intangible asset purchase	(1,850)	-	(1,850)	-
Net cash used by investing activities	(10,629)	(59,461)	(109,228)	(84,119)
Cash flows from financing activities:
Stock issuance costs from public offerings	$ -	$ 98,258	$ (775)	$ 155,946
(Payments on) and proceeds from debt, net	(7,728)	24,967	(16,252)	12,204
Preferred stock dividend	-	-	-	(666)
Issuance of common stock	4,175	1,739	12,674	2,403
Excess tax benefit from stock options	(161)	161	(161)	161
Purchase of treasury stock	(1,397)	-	(2,180)	(20)
Net cash (used) provided by financing activities	(5,111)	125,125	(6,694)	170,028
Net decrease (increase) in cash and cash equivalents	3,787	78,613	(66,696)	113,599
Effect of exchange rate on cash	(5)	3	(41)	(16)
Cash and cash equivalents:
Beginning of period	47,491	39,394	118,010	4,427
End of period	$ 51,273	$ 118,010	$ 51,273	$ 118,010

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Twelve Months Ended December 31, 2011 and 2010
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue:	$ 71,141	$ 54,059	$ 257,979	$ 188,274
Acquisition-related deferred revenue adjustment	186	-	706	-
Non-GAAP revenue	$ 71,327	$ 54,059	$ 258,685	$ 188,274

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Adjusted Gross Profit:
Gross profit	$ 43,502	$ 31,610	$ 152,262	$ 109,230
Acquisition-related deferred revenue adjustment	186	-	706	-
Depreciation	1,615	1,408	6,052	5,355
Amortization of intangible assets	2,272	2,047	9,002	7,012
Stock-based compensation expense	586	226	1,655	633
Adjusted gross profit	$ 48,161	$ 35,291	$ 169,677	$ 122,230

Adjusted gross profit	67.5%	65.3%	65.6%	64.9%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Adjusted EBITDA:
Net income (loss)	$ 241	$ (186)	$ (1,231)	$ 67
Acquisition-related deferred revenue adjustment	186	-	706	-
Depreciation, asset impairment and loss on sale of asset	2,969	2,714	11,539	10,371
Amortization of intangible assets	4,720	3,419	18,006	10,675
Interest expense, net	669	751	2,868	5,510
Income tax expense (benefit)	405	555	(210)	719
Litigation-related expense	337	-	1,298	-
Stock-based compensation expense	6,388	3,595	22,618	7,340
Acquisition-related (income) expense	(334)	168	865	621
Adjusted EBITDA	$ 15,581	$ 11,016	$ 56,459	$ 35,303

Adjusted EBITDA Margin	21.8%	20.4%	21.8%	18.8%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP Total Product Development:
Product Development	$ 12,478	$ 10,491	$ 44,561	$ 36,922
Less: Amortization of intangible assets	-	-	-	-
Stock-based compensation expense	1,251	904	4,594	2,568
Non-GAAP Total Product Development:	$ 11,227	$ 9,587	$ 39,967	$ 34,354

Non-GAAP Total Product Development as % of Revenue:	15.7%	17.7%	15.5%	18.2%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Twelve Months Ended December 31, 2011 and 2010
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP Total Sales and Marketing:
Sales and Marketing	$ 18,931	$ 11,900	$ 63,923	$ 37,693
Less: Amortization of intangible assets	2,448	1,372	9,004	3,663
Stock-based compensation expense	3,224	1,952	12,017	2,493
Non-GAAP Total Sales and Marketing:	$ 13,259	$ 8,576	$ 42,902	$ 31,537

Non-GAAP Total Sales and Marketing as % of Revenue:	18.6%	15.9%	16.6%	16.8%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP Total General and Administrative:
General and Administrative	$ 10,778	$ 8,098	$ 41,968	$ 28,328
Less: Acquisition-related (income) expense	(334)	168	865	621
Stock-based compensation expense	1,327	513	4,352	1,646
Litigation related expense	337	-	1,298	-
Non-GAAP Total General and Administrative:	$ 9,448	$ 7,417	$ 35,453	$ 26,061

Non-GAAP Total General and Administrative as % of Revenue:	13.2%	13.7%	13.7%	13.8%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP Total Operating Expenses:
Operating Expenses	$ 42,187	$ 30,489	$ 150,452	$ 102,943
Less: Amortization of intangible assets	2,448	1,372	9,004	3,663
Acquisition-related (income) expense	(334)	168	865	621
Stock-based compensation expense	5,802	3,369	20,963	6,707
Litigation related expense	337	-	1,298	-
Non-GAAP Total Operating Expenses:	$ 33,934	$ 25,580	$ 118,322	$ 91,952

Non-GAAP Total Operating Expenses as % of Revenue:	47.6%	47.3%	45.7%	48.8%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP Operating Income:
Operating income	$ 1,315	$ 1,121	$ 1,810	$ 6,287
Acquisition-related deferred revenue adjustment	186	-	706	-
Amortization of intangible assets	4,720	3,419	18,006	10,675
Stock-based compensation expense	6,388	3,595	22,618	7,340
Acquisition-related (income) expense	(334)	168	865	621
Litigation related expense	337	-	1,298	-
Non-GAAP operating income	$ 12,612	$ 8,303	$ 45,303	$ 24,923

Non-GAAP operating margin	17.7%	15.4%	17.5%	13.2%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Twelve Months Ended December 31, 2011 and 2010
(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Non-GAAP Net Income:
Net income (loss)	$ 241	$ (186)	$ (1,231)	$ 67
Acquisition-related deferred revenue adjustment	186	-	706	-
Amortization of intangible assets	4,720	3,419	18,006	10,675
Stock-based compensation expense	6,388	3,595	22,618	7,340
Accelerated interest expense related to preferred notes payable	-	-	-	530
Acquisition-related (income) expense	(334)	168	865	621
Litigation related expense	337	-	1,298	-
Loss on sale of assets	-	-	398	-
Subtotal of tax deductible items	11,297	7,182	43,891	19,166

Tax impact of tax deductible items(1)	(4,519)	(2,873)	(17,556)	(7,666)
Tax expense resulting from applying effective tax rate(2)	147	407	366	405
Non-GAAP net income	$ 7,166	$ 4,530	$ 25,470	$ 11,972

Non-GAAP net income per share - diluted	$ 0.10	$ 0.07	$ 0.36	$ 0.20

Weighted average shares - diluted	72,287	63,059	68,480	39,737
Conversion of redeemable convertible preferred stock(3)	-	-	-	18,221
Weighted average effect of dilutive securities	-	4,602	3,181	2,863
Non-GAAP weighted average shares - diluted	72,287	67,661	71,661	60,821

(1) Reflects the removal of the tax benefit associated with the amortization of intangible assets, stock-based compensation expense, acquisition-related deferred revenue adjustment and acquisition-related expense.

(2) Represents adjusting to a normalized effective tax rate of 40%.
(3) Represents common shares from the conversion of redeemable convertible preferred shares as if the shares were converted as of the beginning of the indicated period.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Annualized on demand revenue per average on demand unit:
On demand revenue	$ 66,695	$ 49,285	$ 239,436	$ 169,678
Acquisition-related deferred revenue adjustment	186	-	706	-
Non-GAAP on demand revenue	$ 66,881	$ 49,285	$ 240,142	$ 169,678

Ending on demand units	7,302	6,066	7,302	6,066
Average on demand units	7,188	5,817	6,574	5,249

Annualized on demand revenue per average on demand unit	$ 37.22	$ 33.89	$ 36.53	$ 32.33

Annual value of on demand revenue(1)	$ 271,780	$ 205,577

(1) This metric represents management's estimate for the current annual run-rate value of on demand customer relationships.  This metric is calculated by multiplying ending on demand units times annualized on demand revenue per average on demand unit for the periods presented.

CONTACT: Rhett Butler, Investor Relations of RealPage, Inc., +1-972-820-3773, rhett.butler@realpage.com